DIMON INCORPORATED

                        512 BRIDGE STREET

                          P. O. BOX 681

                      DANVILLE, VIRGINIA 24543

























                                           NOTICE OF ANNUAL MEETING

                                                AND PROXY STATEMENT

                                     ANNUAL MEETING OF SHAREHOLDERS

                                                  NOVEMBER 13, 1998

                         DIMON INCORPORATED


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To be held

                         November 13, 1998


  TO THE SHAREHOLDERS:

      The annual meeting of shareholders of DIMON Incorporated will be held at the offices of the Company, 512 Bridge Street, Danville, Virginia, the 13th day of November, 1998, at 10:00 A.M., for the following purposes:

  1. To elect four members of the Board of Directors to serve until the 2001 annual meeting or until the election of their successors;


  2. To approve the designation by the Board of Directors of PricewaterhouseCoopers LLP as auditors for the fiscal year ending June 30, 1999;

  3.  To approve the adoption of the 1998 DIMON Incorporated
      Directors' Stock Option Plan; and

  4. To transact such other business as may properly come before the meeting, or any adjournment thereof.


      Only record holders of Common Stock at the close of business on September 30, 1998, are entitled to vote at the meeting.

                                   By Order of the Board of Directors
                                   /s/ J. O. HUNNICUTT III
                                   Secretary

  Danville, Virginia

  October 13, 1998








  You are cordially invited to attend the meeting. However, it is important that your stock be represented if you do not attend, and the Board of Directors of the Company requests that you date, sign and return the accompanying proxy. A postage paid, addressed envelope is enclosed for your convenience. You may revoke your prior proxy at any time by submitting a newly dated proxy or by attending the meeting and voting in person if desired.

                         DIMON INCORPORATED
                          512 Bridge Street
                            P. O. Box 681
                        Danville, Virginia 24543

                           October 13, 1998

                           PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS

                         November 13, 1998

                               GENERAL

      This statement is furnished in connection with solicitation by the Board of Directors of DIMON Incorporated (the "Company") of proxies in the accompanying form to be voted at the annual meeting of shareholders of the Company to be held on November 13, 1998, or any adjournment thereof. Proxies received in the accompanying form may be revoked at any time before exercise by written notice addressed to the Secretary at the office of the Company or by a later dated proxy, or attendance at the meeting and voting in person if desired, but proxies so received, properly executed and unrevoked, will be voted.

      Only record holders of Common Stock of the Company at the close of business on September 30, 1998, are entitled to notice of, to vote at and to participate in the meeting. On September 30, 1998, there were 44,525,004 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. A majority of votes entitled to be cast on any matter will constitute a quorum on that matter. If a quorum is not present at the meeting, the meeting may be adjourned from time to time by vote of majority of shares present without notice other than announcement at the meeting.

      Cost of solicitation will be borne by the Company. In addition to the use of mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to the beneficial owners of stock. The date of mailing of this statement and the accompanying proxy was October 13, 1998.

      On April 1, 1995, Dibrell Brothers, Incorporated ("Dibrell") and Monk-Austin, Inc. ("Monk-Austin") merged into the Company (the "Reorganization").

                        ELECTION OF DIRECTORS
                            (Proposal 1)


       Four Directors will be elected, each of whom is to serve until the 2001 annual meeting or until his successor shall have been elected.

       Votes pursuant to the accompanying proxy will be cast for the election of the following nominees, all of whom are now members of the Board of Directors: Mr. R. Stuart Dickson, Mr. Albert C. Monk III, Mr. Claude B. Owen, Jr. and Mr. Norman A. Scher. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a duly executed and delivered proxy may be voted for an appropriately designated substitute. The election of each nominee for Director requires a plurality of the votes cast by record holders of Common Stock entitled to vote in the election of Directors. Votes that are withheld and shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE
  NOMINEES.

          The Board of Directors consists of thirteen persons divided into three classes, Class I, Class II and Class III, with terms expiring at successive annual meetings of the shareholders of the Company. Each director has served since April 1995, with the exception of Messrs. Dickson, Slee and Taberer who have served since November 1995, November 1996 and November 1997, respectively.

      The following information is furnished with respect to the Company's directors and nominees:

                                             Business Experience                             Other Public
  Name                     Age              During Past Five Years                        Directorships Held
  ----                     ---              ----------------------                        ------------------
  Class I  Nominees (nominated for election to serve for a term expiring at the 2001 annual meeting of shareholders)

  R. Stuart Dickson        69          Chairman of the Executive Committee          First Union Corporation;
                                       of Ruddick Corporation, a holding            PCA International, Inc.;
                                       company, Charlotte, North Carolina           Ruddick Corporation;
                                       since 1994; prior thereto Chairman of        Textron, Inc.; United
                                       the Board of Ruddick Corporation.            Dominion Industries.


  Albert C. Monk III (1)   59          President of DIMON since 1994 prior
                                       thereto Chairman of the Board, Chief
                                       Executive Officer and President of Monk
                                       -Austin.

  Claude B. Owen, Jr.      53          Chairman of the Board and Chief              American National
                                       Executive Officer of DIMON since             Bankshares, Inc.;
                                       1994; prior thereto Chairman of the          Richfood Holdings, Inc.
                                       Board, Chief Executive Officer and
                                       President of Dibrell since 1993.

  Norman A. Scher          60          Executive Vice President and Chief           Tredegar Industries, Inc.
                                       Financial Officer of Tredegar
                                       Industries, Inc., a plastics and metal
                                       products manufacturer, Richmond,
                                       Virginia.

  Class II Directors (term expiring at the 1999 annual meeting of shareholders)

  James E. Johnson, Jr.    68          Partner of Womble Carlyle Sandridge &
                                       Rice, PLLC, a law firm, Charlotte, North
                                       Carolina.

  Joseph L. Lanier, Jr.    66          Chairman and Chief Executive Officer of      Dan River Inc.;
                                       Dan River Inc., a textile manufacturer,      Flowers Industries, Inc.;
                                       Danville, Virginia.                          SunTrust Banks, Inc.;
                                                                                    Torchmark Corporation;
                                                                                    Wappell & Reed Financial.

                                             Business Experience                             Other Public
   Name                     Age              During Past Five Years                        Directorships Held
   ----                     ---              ----------------------                        ------------------
   Robert T. Monk, Jr. (1)  50          Retired Senior Vice President of
                                        DIMON International, a division of
                                        DIMON Incorporated, since June 1997;
                                        prior thereto Senior Vice President
                                        of DIMON International, Inc. since
                                        1995; prior thereto Vice President
                                        and Director of Processing Operations
                                        of Monk-Austin.

  William R. Slee          57           Senior Advisor, Schroders PLC, a             Algemeen Burgerlijk
                                        merchant bank, London, United                Pensioen Fonds;
                                        Kingdom since 1995; prior thereto            Singulus Technologies
                                        Group Managing Director, Schroders A.G.
                                        PLC.

  Class III Directors (term expiring at the 2000 annual meeting of shareholders)

  Louis N. Dibrell, III    53           Senior Vice President of DIMON
                                        International, since 1995; prior
                                        thereto Senior Vice President
                                        of Dibrell.

  Henry F. Frigon          63           Private investor and consultant since        Buckeye Technologies
                                        1995; prior thereto Executive Vice           Corporation;
                                        President and Chief Financial Officer        C2i, Inc.; H&R Block,
                                        of Hallmark Cards, Inc.                      Inc.; Sypress Solutions Inc.

  John M. Hines            58           Consultant to DIMON Incorporated since
                                        July 1996; prior thereto Executive Vice
                                        President of DIMON since 1995; prior
                                        thereto Executive Vice President and
                                        Chief Financial Officer of Monk-Austin.

  Dr. Thomas F. Keller     67           R. J. Reynolds Professor of Business         American Business
                                        Administration, Fuqua School of              Products, Inc.; Biogen,
                                        Business, Duke University, Durham, Inc.;     Hatteras Income
                                        North Carolina since 1996; prior thereto,    Securities, Inc.; LADD
                                        Dean and R. J. Reynolds Professor,           Furniture, Inc.;
                                        Fuqua School of Business, Duke               Mentor Investment Trust;
                                        University.                                  Nations Fund Trust.; Wendy's
                                                                                     International, Inc.;

  Anthony C. B. Taberer    62           Consultont to DIMON Incorporated
                                        since April, 1997; prior thereto
                                        Chairman of the Board Intabex
                                        Holdings Worldwide S.A.

_______________________
(1) Messrs. A. C. Monk III and R. T. Monk, Jr. are first cousins.



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



            BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      Five meetings of the Company's Board of Directors were held during fiscal year 1998. No Director attended less than 75 percent of the total number of meetings held by (i) the Board of Directors and (ii) all committees of the Board on which a Director served.

      The Board has standing Executive, Audit, Executive Compensation and Nominating Committees.

      Members of the Executive Committee are Messrs. Owen (Chairman),
  Hines, Albert C. Monk III and Scher. The business of the Company is under the general management of a board of directors as provided by the laws of Virginia, the Company's state of incorporation. The
  DIMON Articles and By-Laws provide that the Executive Committee has authority to act in all matters that the full Board may act upon when the Board is not in session. The Executive Committee reports all of its actions to the full Board of Directors at its next meeting. The Executive Committee met twice during fiscal year
  1998.

      The Board's Audit Committee is composed of Dr. Keller
  (Chairman), and Messrs. Frigon, Johnson and Slee. The Audit
  Committee is authorized to consult with the Company's outside auditors and recommend the selection of such auditors for each fiscal year. The Audit Committee's basic functions are to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent accountants and the Company's internal auditors. The Audit
  Committee met three times during fiscal year 1998.

      The Board's Executive Compensation Committee is composed of
  Messrs. Scher (Chairman),  Dickson, Johnson and Lanier. The
  Executive Compensation Committee's basic functions are to review the effectiveness of the management compensation plans of the Company, to set the compensation of the Chief Executive Officer and the managers reporting to the Chief Executive Officer, to review and approve the management incentive systems of the Company and the awards granted thereunder and to administer the Company's stock option plans. The Executive Compensation Committee met three times during fiscal year 1998.

      The Board's Nominating Committee is composed of Messrs. Frigon
  (Chairman), Dickson, Lanier and Dr. Keller.  The Nominating
  Committee recommends to the full Board of Directors persons to serve as Directors of the Company and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or re-election to the Board of Directors. Shareholders entitled to vote for election of directors may nominate candidates for consideration by the Nominating
  Committee.  (See Shareholders' Proposals and Nominations.)  The
  Company's employment agreements with Mr. Owen and Mr. Albert C.
  Monk III include provisions related to their nomination to the Board of Directors. The Nominating Committee met three times during fiscal year 1998.

      Persons who are employees of the Company or its subsidiaries or persons who serve as paid consultants to the Company receive no compensation for their services as directors of the Company.
  During fiscal year 1998, directors who were neither employees nor paid consultants of the Company received an annual retainer of $18,000 and fees of $1,500 for each meeting of the Board of Directors and $1,000 for each meeting of a committee of the Board of Directors attended. The Chairmen of each committee of the Board of Directors who were not employees or consultants received an additional annual retainer of $2,000. In addition, pursuant to the Company's Non-Employee Directors' Stock Option Plan, each year each director who is neither an employee of the Company or its subsidiaries nor a paid consultant is granted an option to purchase
  1,000 shares of Common Stock for a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant.

-6-


               STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

      The following table provides information as of September 15, 1998, with respect to the direct and indirect ownership of shares of Common Stock by (i) all Directors and nominees for Director;
  (ii) each executive officer named in the Summary Compensation
  Table, and (iii) all Directors and executive officers of the Company as a group. No person known to the Company beneficially owns more than 5 percent of the outstanding shares of Common Stock.


                         Number of          Number of
                         Shares with       Shares with                       Percent of
                         Sole Voting      Shared Voting       Total             Class
  Name of Beneficial   and Investment    and Investment     Number of         (if more
        Owners            Power (1)          Power           Shares      than 1 percent (2)
  ------------------   --------------    --------------     ---------    ------------------
  Louis N. Dibrell, III     293,673               0           293,673
  R. Stuart Dickson           4,000               0             4,000
  Henry F. Frigon             3,000           5,000             8,000
  Brian J. Harker            44,000             522            44,522
  John M. Hines              70,950               0            70,950
  James E. Johnson, Jr.       5,000               0             5,000
  Thomas F. Keller            3,000           3,000             6,000
  Joseph L. Lanier, Jr.      10,500               0            10,500
  Albert C. Monk III      1,296,089          15,237         1,311,326           2.94
  Robert T. Monk, Jr.       959,538               0           959,538           2.16
  Richard D. O'Reilly         2,161               0             2,161
  Claude B. Owen, Jr.       238,378          87,396           325,774
  Norman A. Scher            13,122               0            13,122
  William R. Slee             2,000               0             2,000
  A. C. B. Taberer (3)            0               0                 0
  All  Officers, Directors
   and Nominees for
   Director as a group    3,121,606         122,023         3,243,629           7.22
  (27 persons)

________________
(1) The amounts in this column include shares of Common Stock with respect to which the following persons have the right to acquire ownership within sixty days of September 15, 1998:  Messrs.
    Dibrell, 9,000 shares; Dickson, 3,000 shares; Frigon, 3,000 shares; Harker, 44,000 shares;
    Hines, 60,400 shares; Johnson,  3,000 shares; Keller, 3,000 shares; Lanier, 3,000 shares;
    A. Monk, 25,500 shares; O'Reilly, 0 shares; Owen, 113,630 shares; Scher, 3,000 shares;
    Slee, 2,000 shares, and the officers, Directors and nominees as a group, 409,579 shares.
(2) Percentages determined include shares of Common Stock with respect to which certain persons have the right to acquire ownership within sixty days of September 15, 1998.
(3) Mr. Taberer is a potential beneficiary of a trust which controls Folium, Inc., the beneficial owner of 832,514 shares of Common Stock representing 1.87 percent of the class.
    The Company has been advised by Mr. Taberer and his counsel that he is not an affiliate of
    Folium, Inc., and Mr. Taberer disclaims beneficial ownership of these shares.

            COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table presents information relating to total compensation for the three fiscal years ended June 30, 1998, 1997 and 1996, of the Chief Executive Officer and the three most highly compensated executive officers of the Company during fiscal year 1998.

  Summary Compensation Table


                                           Annual Compensation                  Long-Term Compensation
                                        -------------------------               -----------------------------------
                                                                                Awards    Payouts
                                                                                --------  -------------------------
                                                               Other Annual                              All Other
                                                                  Compen-                                 Compen-
     Name and Principal       Fiscal      Salary     Bonus       sation (1)     Options/       LTIP      sation (2)
          Position             Year         $          $             $           SARs(#)     Payouts         $
     ------------------       ------      ------    --------   ------------     --------     -------     ---------

  Claude B. Owen, Jr.          1998       468,750         0           0          40,000         0          119,570
  Chairman of the Board,       1997       450,000   400,050           0          40,000         0          119,869
  Chief Executive Officer      1996       405,000   303,750           0          33,000         0           33,969
  and Director

  Albert C. Monk III           1998       376,750    30,199(3)        0          30,000         0           73,920
  President and Director       1997       367,000   338,007           0          30,000         0           75,582
                               1996       355,000   266,250           0          25,500         0            5,958

  Brian J. Harker              1998       261,250         0           0          18,000         0           52,518
  Executive Vice President     1997       235,750   159,995      51,253          16,000         0           52,078
  and Chief Financial Officer  1996       180,000    81,000           0           9,000         0            4,500

  Richard D. O'Reilly          1998       161,250         0           0           9,500         0           33,535
  Senior Vice President -      1997       156,000    83,304           0           9,000         0           33,770
  Human Resources              1996       140,000    63,000           0               0         0            2,660
________________
(1) None of the named executive officers received other annual compensation with an aggregate value in excess of $50,000 or 10 percent of the total of combined salary and bonus for fiscal year 1998.

(2) Includes contributions to the Company's 401(k) Plans and Profit Sharing Plans, accruals in the Dibrell Deferred Compensation Plan and premiums in the Pension Equalization Plan
    ("PEP") and  Supplemental Executive Retirement Plan ("SERP") for fiscal years 1998,
    1997 and 1996 as follows:

                                         Corporate
                                           Match
                                           401(k)  Deferred     PEP/SERP
                              Fiscal       Plans     Comp.      Premiums        Total
         Name                  Year          $         $           $              $
     ------------------       ------      ------    --------   ------------     --------

  Claude B. Owen, Jr.          1998       3,200     12,144      104,226         119,570
                               1997       3,200     12,144      104,525         119,869
                               1996       6,000     12,144       15,825          33,969

  Albert C. Monk III           1998       3,200          0       70,720          73,920
                               1997       3,242          0       72,340          75,582
                               1996       5,958          0            0           5,958

  Brian J. Harker              1998       3,200          0       49,318          52,518
                               1997       2,800          0       49,278          52,078
                               1996       4,500          0            0           4,500

  Richard D. O'Reilly          1998       3,200          0       30,335          33,535
                               1997       3,020          0       30,750          33,770
                               1996       2,660          0            0           2,660

(3) The bonus paid to Mr. Albert C. Monk III was paid pursuant to his employment agreement even though no bonuses were paid in fiscal year 1998 under the Cash Bonus Plan.


-8-


  Stock Option Grants

      The following table contains information concerning the grant of options made during fiscal year 1998 under the Company's Omnibus
  Stock Incentive Plan.



                                      Option Grants in Last Fiscal Year
                                                                                         Grant Date
                                                                                         Present
                                             Individual Grants                           Value
                          ------------------------------------------------------         ----------
                                           % of Total    ($/SH)                          Black-
                                            Options      Exercise                        Scholes
                          # Options/SAR    Granted to    or Base    Expiration           Pricing
                           Granted (1)     Employees      Price        Date              Valuation(2)
                          --------------   ----------    ---------  ----------           ------------

  Claude B. Owen, Jr.       40,000            8.9        $22.31     8/21/07              $402,800

  Albert C. Monk III        30,000            6.7        $22.31     8/21/07              $302,100

  Brian J. Harker           18,000            4.0        $22.31     8/21/07              $181,260

  Richard D. O'Reilly        9,500            2.1        $22.31     8/21/07              $  95,665
  __________________
(1) All option grants consisted of incentive and nonqualified stock options.  These grants become exercisable on August 21, 2000.

(2) The exercise price was set at the closing price of DIMON Common Stock on the date of the grant.
    Utilizing the Black-Scholes valuation method, a value of $10.07 per share was determined.
    The Black-Scholes Model is a complicated mathematical formula widely used to value exchange traded options.  However, stock options granted under the plan differ from exchange traded options in three key respects: the options are long-term, nontransferable and subject to vesting restrictions, while exchange traded options are short-term and can be exercised or sold immediately in a liquid market.  In applying the Black-Scholes pricing model, the
    Company has assumed an option term of ten years, an annual dividend yield for the Company's
    Common Stock of 2.7 percent, a riskless rate of return of 6.49 percent and a stock price volatility of .31 (based on the variance of return for the Common Stock over the sixty trading days prior to June 30, 1997).  No adjustment has been made to reflect the non-
    transferability of options granted under the plan.  Consequently, because the Black-Scholes
    Model is adapted to value the options set forth in the table and is assumption based, it may not accurately determine the grant date present value.  The actual value, if any, an optionee will realize will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.




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


    Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

     The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 1998 and unexercised options and Stock Appreciation
  Rights ("SARs")  held by them on June 30, 1998.
  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value

                                                          Number of            Value of
                                                        Unexercised          Unexercised
                                                       Options & SARs        In-the-Money
                                                         at Fiscal          Options & SARs
                                                          Year End         at Fiscal Year End
                       Shares Acquired     Value        Exercisable/          Exercisable/
                         on Exercise      Realized     Unexercisable (2)  Unexercisable (1)(2)
                       ---------------    --------     -----------------  --------------------
  Claude B. Owen, Jr.     10,000(3)       $141,250      80,630/113,000           $0/$0

  Albert C. Monk III           0                 0           0/ 85,500           $0/$0

  Brian Harker                 0                 0      35,000/ 43,000           $0/$0

  Richard D. O'Reilly          0                 0           0/ 18,500           $0/$0
__________________

(1) At year end June 30, 1998, the closing price of the Company's Common Stock as quoted on the New York Stock Exchange was $11.25.

(2) The options represented as unexercisable could not be exercised by the named executive on
    June 30, 1998, and future exercisability is dependent upon the named executive remaining in the employ of the Company until the vesting date, which is up to three years from the grant date, subject to acceleration for retirement, death or total disability.

(3) Represents SARs exercised in fiscal year 1998 which had been awarded in fiscal year 1995.

  Employment and Consulting Agreements

      Prior to the Reorganization, Dibrell and a subsidiary of Monk-Austin entered into employment agreements with Messrs. Owen, Albert
  C. Monk III, Harker, Hines, Robert T. Monk, Jr. and Dibrell. The Company agreed to honor these agreements following the Reorganization. The agreements with Messrs. Owen and Dibrell provide for their employment until November 1, 1999, and the agreement with Mr. Albert C. Monk III provides for his employment until June 30, 1999. Mr. Harker's agreement was subsequently amended effective October 1, 1996 to provide for employment until September 30, 1999. Both Messrs. Hines and Robert T. Monk, Jr. retired from the Company effective July 1, 1996, and June 30, 1997, respectively. Under their employment agreements, Mr. Hines is entitled to receive an annual retirement benefit of $180,000 through 2008 and Mr. Robert Monk, Jr. is entitled to receive an annual retirement benefit of $136,750 through 2007. All of the agreements may be terminated early in certain circumstances and are renewable for successive one-year terms. Under the agreements, Messrs. Owen, Albert C. Monk III, Harker and Dibrell are entitled to annual base salaries of $391,800, $380,000, $250,000 and
  $155,000, respectively, subject to increases to reflect cost of living adjustments, and are eligible for cash bonuses under the Company's Cash Bonus Plan. The agreements also provide for (a) an annual supplemental retirement benefit equal to 50 percent of the executive officer's average base salary for a period of up to ten years upon termination of the agreements for reasons other than death, disability or cause (for Messrs. Owen and Dibrell reduced by amounts payable to them under the Pension Equalization Plan (the "PEP")); (b) an annual death benefit equal to 25 percent of the executive officer's average base salary payable to a beneficiary designated by such executive for a period of up to five years; and
  (c) annual disability payments, for Messrs. Owen, Harker and Dibrell, under the Long-Term Disability Plan and, for Mr. Albert C. Monk III, equal to 50 percent of his average base salary for a period of up to ten years. The agreements further provide that from the time of termination of such executive's employment (other than by virtue of death or for cause) until his death, each executive will be entitled to participate in any group health plan or program provided by the Company at the time of termination, and the Company must use its best efforts to provide each such executive with an individual health insurance policy if such executive is unable to participate in such plan. The agreements may be terminated by the Company for cause and by the executive officers for "Good Reason," generally related to a failure by the Board to elect the officer to a responsible executive position, material modifications of the officer's duties, functions and responsibilities or breach of the agreement by the Company. In the event of termination of employment by the Company other than for cause, by such executive for Good Reason or upon the expiration of the agreement, each agreement provides that the executive officer will be entitled to receive a special severance benefit for a period of one year after the time of termination equal to a maximum of his base salary and bonus for the employment year just completed. The agreements further provide for the reimbursement by the Company of reasonable business expenses. The Company is obligated to pay any additional amounts for any taxes the executive officers would have to pay with respect to any parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended.

  Effective April 1, 1997, the Company entered into a consulting agreement with Mr. Taberer pursuant to which he will receive an annual fee of $370,000 through October 2000. The Company has suspended payments to Mr. Taberer under this agreement pending resolution of the Company's lawsuit against Mr. Taberer.

  Retirement Plan

      Effective July 1, 1996, the Retirement Plan was converted to the DIMON Incorporated Cash Balance Plan (the "Cash Balance Plan"). Benefits that were accrued prior to July 1, 1996, under the Retirement Plan are converted to a lump sum actuarial equivalent. The Cash Balance Plan includes all full-time active U.S. employees of DIMON and its subsidiaries. Benefits under the Cash Balance Plan are determined by age and years of credited service. Benefits are payable as a lump sum or on an annuity basis.

      Under the Cash Balance Plan each participant has an account balance which represents his or her benefit under the Cash Balance Plan. The participant's initial account balance equals the present value of his or her benefit earned through June 30, 1996, under the Retirement Plan. Benefit accruals earned after June 30, 1996, are credited annually to the participant's account and are comprised of the sum of two components: Retirement Credit and Interest Credit.

      The following table summarizes the annual Retirement Credit provided to participants in the Cash Balance Plan.

                Combined
             Age and Years                 Annual Retirement
               of Service                       Credit
             -------------                -------------------

               <40                       3.5% of annual earnings
              40-49                      4.0% of annual earnings
              50-59                      5.0% of annual earnings
              60-69                      6.0% of annual earnings
              70-79                      7.0% of annual earnings
               >80                       8.0% of annual earnings

      All of the individuals named in the Summary Compensation Table are participants in the Cash Balance Plan. As of July 1, 1998, Messrs. Harker's, Monk's, O'Reilly's and Owen's age and credited service equaled 56, 96, 52 and 80, respectively. The estimated annual benefits from the Cash Balance Plan for Messrs. Harker, Monk, O'Reilly and Owen, assuming a four percent annual salary increase, are $38,135, $16,317, $23,171 and $84,825, respectively.

       The Interest Credits are equal to the annual interest rate times the participant's account balance at the end of the previous year. The interest rate, which is equal to a yield on one year Treasury bills, is computed at the beginning of the plan year and is used throughout the plan year. The annual interest rate credit for calendar year 1998 is 6.11 percent.

      Benefits earned under the Cash Balance Plan are vested after five years of service. The Cash Balance Plan limits the pay that is used in determining the annual Retirement Credit. The limit is $160,000 for calendar year 1998. A limit is also imposed on the

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



  amount of benefit payable to the participant from the Cash Balance
  Plan.

      Benefits under the Cash Balance Plan are payable upon normal
  retirement (age 65), vested termination or death.   A participant
  may elect to commence benefit payments on the first day of the month that is coincident with or next following the earlier of his or her 55th birthday or the first anniversary of separation of employment. The benefits are payable in the form of a contingent annuity, level annuity or lump sum which are all actuarially equivalent.

  Excess Benefit Plan

      The Company maintains an excess benefit plan that provides individuals who participate in the Cash Balance Plan the difference between the benefits they could potentially accrue under the Cash Balance Plan considering total compensation and the benefits actually paid as limited by regulations imposed by the Internal Revenue Code. Employees meeting the eligibility requirements of the Cash Balance Plan and who are selected by management may participate in this plan. Such benefits are not funded and are expensed by the Company as paid.

  Pension Equalization Plan

      The PEP was established to pay selected employees unreduced early retirement benefits coordinated with benefit payments under DIMON's defined benefit plans. Under the PEP, some participants receive a benefit that, when added to their defined benefit plans, provides them with unreduced benefits if they retire on or after age 55 (with credit to 65) with 30 years of service. For other participants, the unreduced benefits are available if they retire on or after age 60 (with credit to 65) with 25 years of service.
  An unreduced benefit is payable to Mr. Owen and certain other participants if they retire on or after age 54 (with credit to 65) with 24 years of service; provided the sum of their age and years of service (which will not be less than the service to be completed during the initial term of their employment agreements) is at least
  82. The PEP also provides individual account-based benefits to employees determined by the Company in its full discretion in amounts likewise determined. In all cases, a participant's benefits are not fully vested until that participant satisfies a "vesting contribution" provision (satisfaction can include a direct contribution, an indirect contribution, a waiver by the Company, any combination of the foregoing, or other measures satisfactory to the Company) in the PEP. All benefits are funded through a trust arrangement. The PEP also allows the Company to provide "back-up" benefits to ensure benefit payments (but not to duplicate benefit payments) under other nonqualified retirement plans.

      The following table sets forth, as of June 30, 1998, the estimated annual benefits payable as a straight life annuity under the PEP upon retirement at age 65 after specified years of Credited Service, as defined in the PEP. In the event of early retirement prior to age 65 the following benefits are subject to reduction.


  Final               Estimated Annual Benefits Payable at Retirement
  Average
  Earnings
     $                        Years of Credited Service
  ---------       -----------------------------------------------------
                    10 Yrs.        20 Yrs.       30 Yrs.        40 Yrs.
                      $              $             $              $
                   --------      --------      --------        --------
   180,000         19,800         39,600         59,400         79,200
   220,000         24,200         48,400         72,600         96,800
   260,000         28,600         57,200         85,800        114,400
   300,000         33,000         66,000         99,000        132,000
   360,000         39,600         79,200        118,800        158,400
   400,000         44,000         88,000        132,000        176,000
   500,000         55,000        110,000        165,000        220,000
   600,000         66,000        132,000        198,000        264,000
   700,000         77,000        154,000        231,100        308,000
   800,000         88,000        176,000        264,000        352,000

      The PEP's normal retirement allowance is stated with reference to the Participant's Final Average Earnings. A Participant's "Final Average Earnings" are one-fifth of his or her Annual Earnings during the highest consecutive five-year period within the immediately preceding ten-year period. The term "Annual Earnings" includes all cash remuneration paid to a Participant other than commissions, specified foreign service earnings, and amounts realized under the Omnibus Stock Incentive Plan. Annual Earnings are the calendar year equivalent of salary and bonus shown in the Summary Compensation Table. The Participant's normal retirement allowance is 1.10 percent of his or her Final Average Earnings multiplied by Credited Service.


      As of June 30, 1998, Mr. Owen had 27 years of Credited Service under the PEP. Messrs. Harker, Albert C. Monk III and O'Reilly were not participants in the PEP as of June 30, 1998

  Supplemental Executive Retirement Plan (SERP)

      Effective January 1, 1997, the Executive Compensation Committee recommended and the Board of Directors approved the establishment of the SERP.

      The SERP provides an annual retirement benefit equal to 50 percent of the participant's final average fiscal year cash compensation. The final average fiscal year cash compensation is the average of the three highest years cash compensation during the last ten preceding fiscal years. The benefit is payable in the form of a life annuity. The SERP also provides that, upon death, a life annuity equal to 50 percent of the participant's benefit will be payable to the surviving spouse. Participants can elect lesser forms of benefits to provide a higher surviving spouse's benefit. Benefits under the SERP do not vest until the participant reaches age 60 and has 20 years of service. Benefits from the SERP are offset by all other Company funded benefits which include the Cash Balance Plan, the PEP, the Profit Sharing Plan or benefits provided under an employment agreement.

  As of June 30, 1998, all executive officers were participants in the SERP. As of June 30, 1998, the final average fiscal year salaries for Mr. Owen, Harker, Monk, and O'Reilly were $675,850, $305,998, $577,735, and $201,185, respectively.



  Executive Compensation Committee Report on Compensation


  Compensation Philosophy and Programs


  DIMON's Executive Compensation Committee (the Committee) is comprised of four outside Directors whose role is to oversee the development and management of total compensation levels and programs for the Company's executive officers. The Committee met three times during the 1998 fiscal year.


  The Committee's principal objectives in fulfilling its role for DIMON include:

       @ Enhance the Company's ability to attract, motivate, and retain highly qualified and knowledgeable executives who are critical to the long-term success of DIMON.

       @ Establish and maintain executive compensation levels and programs that are fully competitive with comparable organizations.

       @ Develop and maintain executive compensation programs which encourage higher levels of job performance through the use of performance-based short- and long-term incentives.

       @ Reinforce management's commitment to enhance shareholder value by aligning the interests of key executives with those of the Company's shareholders.

  In achieving the above objectives, the Committee reviews extensive survey information on pay levels and compensation practices compiled with the help of an independent consultant. The comparison group for competitive compensation information includes the peer companies in the proxy performance graph (as listed below), as well as a broader group of companies with operating characteristics and revenues similar to DIMON. The Committee strives to provide a direct compensation package to DIMON executives that is fully competitive with the average total pay packages for the comparison group. The direct compensation package for DIMON's executive officers includes base salary, annual bonus payments, and long-term incentives, primarily in the form of stock option grants.

  Section 162(m) of the Internal Revenue Code, as amended, ("the Code"), restricts the deductibility, for federal income tax purposes, of annual compensation paid to the chief executive officer and each of the four other most highly compensated executive officers to the extent that such compensation exceeds $1 million or does not qualify as "performance-based" as defined under the Code. In this regard, the Committee's objective is to obtain the fullest compensation deduction possible while preserving needed flexibility in recognizing and rewarding desired performance. All compensation provided to executive officers in fiscal 1998 is believed to be fully deductible.

  Base Salary - The base salary levels for executive officers, other than the CEO, are established by the Committee upon recommendations from the CEO and reflect comparable salaries for similar positions in the comparison group described above. The Committee determines CEO base salary using similar competitive salary information. Because DIMON places substantial emphasis on performance-driven pay delivered through short- and long-term incentives, base salary ranges are established such that the range maximum is equivalent to the average salary of the broader comparison group. Base salaries are adjusted periodically, based on competitive market changes, individual and corporate performance, modifications in job responsibilities, and the executive's position within his or her respective salary range.

  Annual Bonus - DIMON's Cash Bonus Plan ( the "Plan") allows the Committee to provide direct financial incentives in the form of annual cash bonuses to executive officers and other employees upon the achievement of predetermined performance objectives. At the beginning of each fiscal year, the Committee establishes a threshold, goal, and "stretch" bonus payment for key employees, with the limitation expressed as a percentage of base salary. The Plan provides for a maximum award of up to 100 percent of base salary for the CEO and President and reduced maximum potential awards to other executives and key employees. Awards under the plan are based on fiscal year pretax return on beginning shareholders' equity compared to a pre-established target level.

  Long-Term Incentives - The Committee administers the DIMON Omnibus Stock Incentive Plan as the principal mechanism to provide long-term incentives to executives, officers, and key employees. The Plan permits the Committee to grant options to purchase shares of the Company's stock, to grant tandem stock options and stock appreciation rights ("SARs'), to grant stand-alone stock appreciation rights ("SARs"), to award shares of restricted stock, or award performance unit shares to executives, officers, and other key employees. Historically, the Company has utilized stock options as its primary long-term financial incentive. Options are generally granted at 100 percent of the fair market value on the date of grant, expire ten years from the date of grant, and vest at the end of a three-year period. The Committee's primary objective in granting stock options and other long-term stock-based incentives is to allow key employees to participate in the success of the Company through stock ownership, to provide a strong and direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company.


  Compensation Actions in Fiscal 1998

  During Fiscal 1998, the Committee reviewed the CEO's base salary versus the comparison company group and increased his base salary by 5.5 percent, from $450,000 to $475,000. The adjusted salary was determined following a comprehensive review of the base salaries paid to chief executive officers within DIMON's comparator groups, as described above, as well as a review of Mr. Owen's individual performance. This increase was within the range applicable to other DIMON executives and pursuant to the cost-of-living adjustment in Mr. Owen's employment agreement.

  The annual bonuses for DIMON executives were determined by the Company's actual pretax return on equity versus a preset target. During Fiscal 1998, the Company did not meet the minimum goal;
  therefore, no bonuses were paid.

  As a long-term incentive, Mr. Owen was granted an option to purchase 40,000 shares of common stock under the DIMON Omnibus Stock Incentive Plan during Fiscal 1998. The option shares were issued at the fair market value of DIMON's Common Stock on the date of grant. The annual grant was determined by the Committee in accordance with past practice based on its understanding of competitive levels of long-term incentive opportunities provided to CEOs in the compensation comparison group, as well as to provide an appropriate long-term incentive opportunity to Mr. Owen for his leadership role in the Company.

  In summary, the Committee believes the total direct compensation program for DIMON's executive officers effectively serves to accomplish its objectives as stated above on behalf of shareholders and executive employees.

  Executive Compensation Committee:

  N. A. Scher - Chairman
  R. S.  Dickson
  J. E. Johnson, Jr.
  J. L. Lanier, Jr.

  Compensation Committee Interlocks and Insider Participation

      None of the Executive Compensation Committee members listed above are an officer or employee or former officer or employee of the Company or any of its subsidiaries. None of the Company's executive officers serve on the board of any entity of which any Executive Compensation Committee member is an executive officer or director or on the compensation committee of the board of any entity, one of whose executive officers serves as a director of the Company. None of the Executive Compensation Committee members are an officer, director or significant shareholder of any entity, which had any significant transactions with the Company.

  Performance Graph

      The following graph compares the cumulative total return for the Common Stock from April 3, 1995, the first trading date following the reorganization, to June 30, 1998, to the total returns for the S&P 500 Index, the S & P Small Cap 600 Index and an index of peer companies selected by the Company for the same period. Companies in the peer group are as follows: Standard Commercial Corporation and Universal Corporation. The graph assumes an investment of $100 in Common Stock and in each index as of April 3, 1995, and that all dividends are reinvested.


      (GRAPH PICTURED ON ORIGINAL DESCRIBED AS FOLLOWS)

              COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN
              AMONG DIMON INCORPORATED, THE S & P 500 INDEX,
              THE S & P SMALLCAP 600 INDEX AND A PEER GROUP

                          (PERFORMANCE GRAPH)

                                     4/3/95    6/95    6/96   6/97   6/98
                                     ------    ----    ----   ----   ----

       DIMON INCORPORATED            $100      $114    $129   $193   $ 85

       PEER GROUP                     100       107     128    174    141

       S & P 500                      100       110     138    186    242

       S & P SMALLCAP 600             100       110     138    168    201

  Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. The same persons are also required to furnish the Company with copies of all
  Section 16(a) forms that they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required, during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10 percent beneficial owners were met.


  Legal Proceedings

  As a part of the purchase price adjustment and indemnification process provided for in the purchase agreements relating to the Company's April 1997 acquisition of Intabex Holdings Worldwide S.A. on September 22, 1998, the Company filed an action in the United States District Court for the Southern District of New York (Docket No. 98CIV.6732) seeking an order with respect to the Company's claims for set-off against $90 million of its 6 1/4 percent Convertible Subordinated Debentures which were set aside to secure claims relating to the acquisition, confirmation of the Company's contractual rights under the purchase agreements and related damages totaling $110 million. The action asks relief against the former shareholders of Intabex, including Folium, Inc., a corporation controlled by a British Virgin Islands trust of which Mr. A. C. B. Taberer is a potential beneficiary, Tabacalera S.A.
  and Leaf Management Investments, Ltd., as well as Mr. A. C. B. Taberer, Paul Taberer and Charles Taberer, individually. During the pendancy of this action, Mr. A. C. B. Taberer will not participate in the deliberations of the Company's Board of Directors with respect to this and related matters.



                        APPROVAL OF AUDITORS
                            (Proposal 2)

      The Board of Directors, upon recommendation of the Audit Committee, has designated PricewaterhouseCoopers, formerly Price Waterhouse LLP, independent accountants, as auditors for the Company for the fiscal year ending June 30, 1999, subject to approval of the holders of a majority of the shares of Common Stock voting on this proposal. A representative of the auditors will be present at the annual meeting with an opportunity to make a statement and will be available to respond to appropriate questions relating to the fiscal year 1998 audit of the Company's financial statements.

      Although shareholder approval of this action is not required under applicable law, the Board believes it is in the best interests of the shareholders of the Company to afford them a vote on this matter. Should the designation not be so approved, the Board intends to reconsider its action in light of this result. It is intended that proxies will be voted FOR approval unless instructions to the contrary are given in the proxy.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
  AUDITORS.


              APPROVAL OF THE 1998 DIMON INCORPORATED
                   DIRECTORS' STOCK  OPTION PLAN
                          (Proposal 3)

       The Board is asking that the shareholders approve the DIMON Incorporated Directors' Stock Option Plan (the "Directors' Plan"), adopted by the Board on August 28, 1998, subject to the approval of the shareholders. The Directors' Plan allows for the grant of Common Stock, performance shares and options to purchase shares of Common Stock from the Company. The Director's Plan will become effective January 1, 1999 and replace the Non-Employee Director's Stock Option Plan.

       The Board believes that the Directors' Plan will benefit the Company by helping to recruit and retain directors with ability and initiative and will better associate the interests of directors with those of the Company and its shareholders. The more significant features of the Directors' Plan are described below.

  Administration

       The Executive Committee of the Board will administer the Directors' Plan, except that all awards granted under the Directors' Plan must be approved by the Board. The Executive

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



  Committee will have the authority to grant options and make stock awards and performance share awards upon such terms (not inconsistent with the terms of the Directors' Plan) as the Committee considers appropriate, subject to the approval of the Board. In addition, the Executive Committee will have all other administrative authority regarding the Directors' Plan, which will include prescribing the form of agreements evidencing the awards (subject to Board approval), adopting, amending and rescinding administrative rules and regulations for the Directors' Plan and making all other administrative determinations regarding the Directors' Plan.

  Eligibility

       Any director who is not an employee of the Company (or any subsidiary) and any person who provides services to the Company (or any subsidiary) in a capacity other than as an employee is eligible to participate in the Directors' Plan if the Executive Committee, with the approval of the Board, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company. The Company is not able to estimate the number of individuals that will be selected to participate in the Directors' Plan or the type or size of awards that will be granted.

  Awards

       Options. A stock option entitles the holder to purchase shares of Common Stock from the Company at the option price. The option price will be fixed by the Executive Committee and approved by the Board at the time the option is granted, but the price cannot be less than the fair market value of the Common Stock on the day the option is granted. The option price may be paid in cash or, if the option agreement allows, with shares of Common Stock or a combination of cash and Common Stock. Options may be exercised at the times and subject to any conditions as may be prescribed by the option agreement. The maximum period in which an option may be exercised will be fixed at the time the option is granted but cannot exceed ten years. Options generally will be nontransferable except by will or the laws of descent and distribution, except that, if permitted by the option agreement, an option may be transferred without consideration to members of the holder's immediate family, a family trust or a family partnership or as permitted under Rule 16b-3 of the Securities Exchange Act of 1934, as in effect from time to time.

       Stock Awards. The Directors' Plan also permits the grant of shares of Common Stock. A stock award may be nontransferable or subject to forfeiture or both until any conditions imposed by the Executive Committee and approved by the Board are satisfied. A stock award also may be issued in full or partial settlement of obligations under a deferred compensation plan.

       Performance Shares. Performance shares are awards, stated with reference to a specified number of shares of Common Stock, that entitle the holder to receive a payment for each specified share equal to the fair market value of the Common Stock on the date of payment. The Executive Committee, on the date of the award, subject to the approval of the Board, may prescribe that the performance shares or portion thereof will be earned only upon the satisfaction of such criteria as may be prescribed by the Executive Committee and approved by the Board. In the discretion of the Executive Committee, subject to the approval of the Board, the amount payable when performance shares are earned may be settled in cash, by the issuance of a stock award or a combination of cash and a stock award.

  Share Authorization

       Under the Directors' Plan, a maximum of 70,000 shares of Common Stock may be issued upon the exercise of options and the grant of stock awards. That limitation will be adjusted, as the Board determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization, or other similar event. The terms of outstanding awards also may be adjusted by the Board to reflect such changes.

  Amendment and Termination

       No option or stock may be awarded under the Directors' Plan after November 30, 2008. The Board may, without further action by the shareholders, terminate or suspend the Directors' Plan in whole or in part. The Board also may amend the Directors' Plan except that it may not increase the number of shares of Common Stock that may be issued under the Directors' Plan (other than an adjustment described above) or change the class of individuals who are eligible to participate in the Directors' Plan without first obtaining shareholder approval.

  Federal Tax Consequences

       The Company has been advised by counsel regarding the federal income tax consequences of the Directors' Plan. No income will be recognized by a director at the time an option is granted. Generally, the exercise of an option will be a taxable event requiring the holder to recognize, as ordinary income, the difference between the fair market value of the Common Stock and the option price.

       Income will be recognized as a result of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the holder would recognize income equal to the fair market value of the Common Stock.

       Income will be recognized when performance shares are settled. At that time the holder would recognize income equal to any cash paid and the fair market value of any Common Stock issued in settlement of the award.

       Generally, the Company will be entitled to claim a federal income tax deduction upon the exercise of a stock option or the vesting of a stock award or settlement of performance shares. The amount of the deduction is equal to the ordinary income recognized by the holder.

       For approval, the Directors' Plan must be approved by the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

  THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE DIRECTORS'
  STOCK OPTION PLAN.




               SHAREHOLDERS' PROPOSALS AND NOMINATIONS

      Under the rules and regulations of the Securities and Exchange Commission, any proposal that a shareholder intends to present at the next Annual Meeting must be received by the Company at its principal office in Danville, Virginia, on or before July 6, 1999, if the shareholder desires it to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

      For the 1999 annual meeting, nominations must be delivered or mailed to the Secretary not earlier than August 30, 1999, and not later than September 24, 1999. To the extent known to the nominating shareholder, notifications must include: (i) each nominee's name, age and address; (ii) each nominee's principal occupation; (iii) each nominee's qualifications to serve as a director; (iv) the name and address of the notifying shareholder; and (v) the number of shares owned by the notifying shareholder. The Nominating Committee will thereafter make its recommendation to the Board of Directors, and the Board of Directors will make its determination, as to whether such candidate should be nominated. Nominations not made in accordance with these procedures, and votes cast for any such nominee, will be disregarded.

                           OTHER MATTERS

      On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice. However, if any other matters requiring a vote of shareholders are properly presented to the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

                           ANNUAL REPORT

      The annual report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 1998, is being mailed to shareholders with this Proxy
  Statement.

                                By Order of the Board of Directors

                                /s/  J. O. HUNNICUTT III
                                Secretary

  October 13, 1998









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DIMON INCORPORATED                PROXY
                            512 Bridge Street
                              P. O. Box 681
                         Danville, Virginia 24543

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Mr. James E. Johnson, Jr.,
Mr. Robert T. Monk, Jr., Mr. William R. Slee or any one of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of stock in DIMON Incorporated, which the undersigned is entitled to vote, at the annual meeting of shareholders of said Company to be held November 13, 1998, at 10:00 A.M., at the principal office of the Company at 512 Bridge Street, Danville, Virginia, and at any and all adjournments thereof:

1.  ELECTION OF DIRECTORS (mark only one box)
    __FOR all nominees listed below (except as marked to the contrary below)
    __WITHHOLD AUTHORITY to vote for all nominees listed below
    Nominees:  R. Stuart Dickson, Albert C. Monk III, Claude B. Owen, Jr.
               and Norman A. Scher


INSTRUCTION: To withhold authority to vote for any individual nominee print that nominee's name in the space provided below.

____________________________________________________________________________

2.  __FOR   __AGAINST  __ABSTAIN the approval of PricewaterhouseCoopers LLP as auditors as proposed in the Proxy Statement.

____________________________________________________________________________

3.  __FOR   __AGAINST  __ABSTAIN the approval of the adoption of the 1998
DIMON Incorporated Directors' Stock Option Plan as proposed in the Proxy Statement.

The Board recommends a vote "FOR" the foregoing proposals.

Please sign and date on reverse side.

____________________________________________________________________________


4. In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

    This proxy when properly executed and delivered will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of all Directors, "FOR" the approval of Auditors and "FOR" the approval of the 1998 DIMON Incorporated Directors' Stock Option Plan

Dated _________________, 1998  ____________________________________________

                               SHAREHOLDER'S SIGNATURE
                               Please sign exactly as the name appears
                               on this card. Only one of several joint owners need sign. Fiduciaries and
                               Corporate Officers should give full title.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.